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                            STANDARD OFFICE LEASE-GROSS
                    AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1.   BASIC LEASE PROVISIONS (" Basic Lease Provisions")

     1.1 PARTIES: This Lease dated, for reference purposes only, May 28, 1998 is made by and between Edwin S. Johnston Company (therein called "Lessor") and Fred Rice doing business under the name of Consumer Net Marketplace herein called "Lessee").

     1.2 PREMISES: Suite Number(s) 107, 1st floors, consisting of approximately 818 feet more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").

     1.3    BUILDING: Commonly described as being located at 320 West Wilson
Avenue

in the City of Glendale

County of Los Angeles

Stale of California as more particularly described in Exhibit A hereto and as defined in paragraph 2.

     1.4:   USE:  General Office subject to paragraph 6.

     1.5 TERM: One Year commencing June 1, 1998 ("Commencement Date") and ending May 31, 1999, as defined in paragraph 3.

     1.6 BASE RENT: $818.00 per month, payable on the 1st day of each month, per paragraph 4.1

     1.7 BASE RENT INCREASE: On N/A the monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.3 below.

     1.8    RENT PAID UPON EXECUTION: $818.00 for June 1998

     1.9    SECURITY DEPOSIT:  $981.00

     1.10 LESSEE'S SHARE OF OPERATING EXPENSE INCREASE: 3 % as defined in paragraph 4.2.

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 PREMISES: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions "Building" shall include adjacent parking structures used in connection therewith The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2 as the "Premises," including rights to the Common Areas as hereinafter specified.

     2.2 VEHICLE PARKING: So long as Lessee is not in default, and subject to the rules and regulations attached hereto, and as established by Lessor from time to time Lessee shall be entitled to rent and use 3 parking spaces in the Office Building Project at the monthly rate applicable from time to time for monthly parking as set by Lessor and/or its licensee.

            2.2.1 If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect,, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

            2.2.2 The monthly parking rate per parking space will be $N/A per month at the commencement of the term of this Lease and is subject to change upon five (5) days prior written notice to Lessee. Monthly parking fees shall be payable one month in advance prior to the first day of each calendar month.

     2.3 COMMON AREAS-DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary tine of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers. customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

     2.4 COMMON AREAS-RULES AND REGULATIONS. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project.

     2.5 COMMON AREAS-CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

            (a) To make changes to the Building inferior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law;

            (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

            (c) To designate other land and improvements outside the boundaries of the Of lice Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

            (d)    To add additional buildings and improvements to the Common
Areas;

            (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof,

            (f) To do and perform suck other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.  TERM.

     3.1 TERM. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions

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     3.2    DELAY IN POSSESSION. Notwithstanding said Commencement Dale, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but, In such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, as hereinafter defined, provided, however, that it Lessor shall not have delivered possession of the Premises within sixty (60) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parries shall be discharged from all obligations hereunder: provided, however, that, as to Lessee's obligations, Lessee first reimburses Lessor for all costs incurred for Non-Standard Improvements and, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Nonstandard Improvements); and provided further, that if such written notice by Lessee is not received by Lessor within said ten 110) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

            3.2.1 POSSESSION TENDERED-DEFINED. Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Lessee has reasonable access to the Premises, and (4) ten (10) days shall have expired following advance written notice to Lessee of the occurrence of the matters described in
(1), (2) and (3), above of this paragraph 3 2.1.

            3.2.2 DELAYS CAUSED BY LESSEE. There shall be no abatement of rent, and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, Lessee's agents. employees and contractors.

     3.3 EARLY POSSESSION. If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this lease, such occupancy shall not change the termination date,, and Lessee shall pay rent for such occupancy.

     3.4 UNCERTAIN COMMENCEMENT. In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Dale

4.   RENT.

     4.1 BASE RENT. Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph
1.6 of the Basic Lease Provisions, without offset or deduction. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     4.2 OPERATING EXPENSE INCREASE. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase," in accordance with the following provisions:

            (a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions ate approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.

            (b) "Base Year" is defined as the calendar year in which the Lease term commences

            (c) "Comparison Year" is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay Lessee's Share, notwithstanding they occur during the first twelve (12) months). Lessee's Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

            (d) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:

                   (i) The operation, repair, maintenance, and replacement, in neat, clean, sale, good order and condition, of the Office Building Project, including but not limited to, the following:

                          (aa)   The Common Areas, including their surfaces,
coverings, decorative items, carpers, drapes and window coverings, and Including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways. parkways, driveways. landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

                          (bb)   All heating, air conditioning, plumbing,
electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

                   (ii)   Trash disposal. janitorial and security services;

                   (iii) Any other service to be provided by Lessor that is elsewhere in this Lease slated to be an "Operating Expense";

                   (iv) The cost of the premiums for the liability and properly insurance policies to be maintained by Lessor under paragraph 8 hereof:

                   (v) The amount of the real property faxes to be paid by Lessor under paragraph 10.1 hereof;

                   (vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

                   (vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and fools, used in maintaining and/or cleaning the Office Building Project and accounting and a management lee attributable to the operation of the Office building Project,

                   (viii) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to Federal income lax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

                   (ix) Replacements of equipment or improvements that have a useful idle for depreciation purposes according to Federal income tax guidelines of five (5) years or less, as amortized over such life.

            (e) Operating Expenses shall not include the costs of replacements of equipment or improvements that have a useful life for Federal Income tax purposes in excess of live (5) years unless it is of the type described in paragraph 4.2(d)(viii), in which case their cost shall be included as above provided.

            (f) Operating Expenses shelf not include any expenses paid by any lessee directly to Third parries, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

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            (g)    Lessee's Share of Operating Expense Increase shall be payable by Lessee within ten (10) days alter a reasonably derailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time in advance of Lessee's Share of the Operating Expense Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Lessor shall designate, during each Comparison Year of the Lease term, on the same day as the Base Rent Is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expense Increase as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each Comparison Year a reasonably detailed statement showing Lessee's Share of the actual Operating Expense increase incurred during such year. If Lessee's payments under this paragraph 4.2(91 during said Comparison Year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expense Increase next falling due. If Lessee's payments under this paragraph during said Comparison Year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Lessee is responsible as to Operating Expense Increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year.

     4.3    RENT INCREASE.

            4.3.1 At the times set forth in paragraph 1.7 of the Basic Lease Provisions the monthly Base Rent payable under paragraph 4.1 of this Lease shall be adjusted by the increase, If any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, (1967=100), "AII Items" for the city nearest the location of the Building, herein referred to as "C.P.I.," since the date of this Lease.

            4.3.2 The monthly Base Rent payable pursuant to paragraph 4 3.1 shall be calculated as follows: the Base Rent payable for the first month of the term of this Lease, as set forth m paragraph 4.1 of this Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I.. of the calendar month during which the adjustment is to lake effect,, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly Base Rent hereunder but, in no event, shall such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the date for the rent adjustment.

            4.3.3 In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued then the index most nearly the same as the C.P.I. shall be used to make such calculations In the event that Lessor and Lessee cannot agree on such alternative index then the mailer shall be submitted for decision to the American Arbitration Association in the County in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parries, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said Arbitrators shall be paid equally by Lessor and Lessee

            4.3.4 Lessee shall continue to pay the rent at the rate previously in effect until the increase, if any, is determined. Within five (5) days following the date on which the increase is determined, Lessee shall make such payment to Lessor as will bring the increased rental current, commencing with the effective date of such increase through the date of any rental installments then due. Thereafter the rental shall be paid at the increased rate.

            4.3.5 At such time as the amount of any change in rental required by this Lease is known or determined, Lessor and Lessee shall execute an amendment to this Lease setting forth such change

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 19 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder. Or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may stiller thereby. II Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee if the monthly Base Rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 1.6 of the Basic Lease Provisions. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.   USE.

     6.1 USE. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

     6.2    COMPLIANCE WITH LAW.

            (a) Lessor warrants to Lessee that the Premises, in the state existing on the dale that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, alter written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation.

            (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with ail applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business In a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

     6.3    CONDITION OF PREMISES.

            (a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Dale (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specifically the nature of the violation to promptly, at Lessor's sole cost, rectify such violation.

            (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Dale or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, count_ and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7.   MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

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     7.1    LESSOR'S OBLIGATIONS.  Lessor shall keep the Office Building
Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9 5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements. alterations or repairs made by Lessor to the Office Building Project or any part thereof Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

     7.2    LESSEE'S OBLIGATIONS.

            (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair. Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment "wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repair s the cost of which is otherwise Lessee's responsibility hereunder

            (b) On the test day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning window coverings, wall coverings, carpers, watt paneling, ceilings and plumbing on the Premises and in good operating condition

     7.3    ALTERATIONS AND ADDITIONS

            (a) Lessee shall not without Lessor's prior written consent make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels electrical distribution systems, lighting fixtures, air conditioning, plumbing and telephone and telecommunication wiring and equipment. At the expiration of the term. Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements additions or Utility Installations without the prior approval of Lessor or use a contractor for not expressly approved by Lessor, Lessor may, at any time during the term of this lease, require that Lessee remove any part or all of the same.

            (b) Any alterations improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall he presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

            (c) Lessee shall pay when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee al or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

            (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law If Lessee shall, in good faith, contest the validity of any such hen claim of demand, then Lessee shall at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises the Building or the Office Building Project upon] the condition that if Lessor shall require Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

            (e) All alterations improvements additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee including but not limited to floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation and lighting and telephone or communication systems, conduit wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient qualify and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(e) Lessee's personal properly and equipment other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

            (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions, or Utility Installations.

     7.4 UTILITY ADDITIONS. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee or any other lessee of the Office Building Project including but not by way of limitation such utilities as plumbing, electrical systems. communication systems, and fire protection and detection systems so long as such installations do not unreasonably interfere with Lessee's use Of the Premises.

8.   INSURANCE; INDEMNITY

     8.1 LIABILITY INSURANCE-LESSEE. Lessee shell at Lessee's expense, obtain and keep in force during the term of this lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404) or equivalent in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use occupancy or maintenance of the Premises. Compliance with the above requirement shall not however limit the liability of Lessee hereunder.

     8.2 LIABILITY INSURANCE-LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance plus coverage against such other risks Lessor deems advisable from time to time insuring Lessor but not Lessee against liability arising out of the ownership use occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.

     8.3 PROPERLY INSURANCE-LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

     8.4 PROPERTY INSURANCE-LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements but not Lessee's personal property, fixtures, equipment or tenant improvements in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall stiller an insured loss as defined in paragraph 9 1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shaft not do or permit to he done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any Increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

     8.5 INSURANCE POLICIES. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8 I or certificates evidencing the existence and amounts of such insurance within seven 17) days alter the Commencement Date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty
(30) days prior written notice to Lessor Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

     8.6 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

     8.7 INDEMNITY. Lessee shall indemnity and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity. work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees, or invitees, and from and against all costs, attorney's lees. expenses and liabilities Incurred by Lessor as the result of any such use, conduct, activity, work, things done. permitted or suffered, breach, default or negligence, and In dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein, and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or Injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable (or injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam. electricity, gas, water or rein, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or born any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or Improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same Is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.

     8.9 NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified In this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9.   DAMAGE OR DESTRUCTION.

     9.1    DEFINITIONS.

            (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

            (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the building.

            (c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

            (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

            (e) "Office Building Project Buildings Total Destruction" shall mean if tire Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project I Buildings

            (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The tact that an insured Loss has a deductible amount shall not make tire loss an uninsured loss.

            (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense

     9.2    PREMISES DAMAGE PREMISES.  BUILDING PARTIAL DAMAGE.

            (a) Insured Loss. Subject to the provisions of paragraph 9.4 and 9.5, if at any time during the term of this lease there is damage which is an insured loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Leasor shall as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the tiem of the damage and this Lease shall continue in full force and effect.

            (b) Uninsured Loss: Subject to the provisions of paragraphs 9 4 and 9 5 if at any time during the term of tins lease there is damage which is not an Insured Loss .and which falls.
                   within the classification of Premises Damage or Premises Building Partial Damage unless caused by a negligent or willful act of Lessee [in which event Lessee shall make the repairs et Lessee's expense which damage prevents lessee from making any substantial use of the Premises Lessor may al Lessor's option either (i)) repair such damage as soon as reasonably possible al Lessor's expense in which event this Lease shall continue in full force and effect or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date: of the occurrence of such damage in which event this Lease shall terminate as of the date of the occurrence of such damage

     9.3 PREMISES BUILDING TOTAL DESTRUCTION, OFFICE BUILDING PROJECT TOTAL DESTRUCTION. Subject to the provisions of paragraphs 9 4 and 9 5 if at any lime during the term A this 1 ease there is damage whether or not it is an Insured Loss which falls into the classifications of either (i) Premises Building Total Destruction of (ii) Office Building Project Total Destruction then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the lime of the damage but not Lessee's fixtures equipment or tenant improvements. and this lease shall continue in lull force and effect or [jr; give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to CANCEL AND TERMINATE tiers I ease in WHICH CAVE THIS LEASE SHALL TERMINATE AS OF THE date of the occurrence of such damage

9.4  DAMAGE NEAR END OF TERM.

            (a) Subject to paragraph 9.4(b), If at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election. to do so within 30 days after the date of occurrence of such damage

            (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the lime within which said option may be exercised has not yet expired, Lessee shaft exercise such option, if it is to be exercised al ail, no later than twenty (20) days after the occurrence of an Insured loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. II Lessee duly exercises such option during said twenty (20) day period, Lessor shelf, al Lessor's expense, repair such damage, but not Lessee's fixtures, equipment OR tenant improvements as soon AS REASONABLY POSSIBLE AND THIS LEASE shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5    Abatement of Rent; Lessee's Remedies.

            (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to toss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expense Increase) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated FROM THE Premises is adversely affected . Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage destruction, repair or restoration.

Dated

May 28, 1998

By and Between Edwin S. Johnston Lessor and Fred Rice as Lessee .

                                   GENERAL RULES

     1 Lessee shall not suffer or permit the obstruction of .any Common Areas, including driveways. walkways and stairways

     2 Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation or property of the Office Building Project and its occupants.

     3. Lessee shall not make or Permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project.

     4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles info areas not designated as authorized for same.

     5. Lessee shall not make, stiller or permit litter except in appropriate receptacles for that purpose.

     6. Lessee shall not alter any lock or install new or additional locks or bolts.

     7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any KIND ARE to be inserted therein

     8. Lessee shall not deface the walls, partitions or other surfaces of the premises or Office Building Project.

     9. Lessee shall not stiller or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

     10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and CONSENT, AND SUBJECT to such reasonable limitations. techniques and timing as may be designated by Lessor. Lessee SHALL BE RESPONSIBLE for any damage TO THE OFFICE Building Project arising from any such activity

     11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

     12. Lessor reserves the right to close and lock the. Building on Saturdays, Sundays and legal holidays, and on other days between the hours of 7 P.M. and 7 A.M. of the following day 11 Lessee uses the Premises during such periods, LESSEE SHALL be responsible for SECURELY LOCKING any doors it may have opened for entry.

     13. Lessee shall return all keys al the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

     14. No window coverings shades or awnings shall be installed or used by Lessee.

     15 No Lessee, employee or invitee shall go upon the roof of the Building.

     16.l Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non- smoking areas

     17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

     18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent

     19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

     20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

     21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

     22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises socked as may be required

     23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to lime deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such ruses and regulations,

                                   PARKING RULES

     1. Parking areas shall be used only for parking by vehicles no longer than lull size,. passenger automobiles herein called "Permitted Size Vehicles,' Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles"

     2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees. suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by lessor for such activities.

     3. Parking stickers or identification devices shall be the properly of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as Is reasonably established by Lessor for the loss of such devices.

     4. Lessor reserves the right to refuse the sate of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

     5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s),), and to reasonably allocate them between compact and standard size spaces. as long as the same complies with applicable laws, ordinances and regulations.

     6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking

     7. Unless otherwise instructed every person using the parking area Is required to park and lock his own vehicle Lessor will not be responsible for any damage to vehicles, injury to persons or loss of properly, all of which risks are assumed by the party using the parking area

     8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

     9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas Is prohibited

     10. Lessee shall be responsible for seeing that nil of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

     11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory ruses and regulations as it may deem necessary for the proper operation of the parking area.

     12. Such parking use as is herein provided is intended merely ns a license only and no bailment is intended or shall be created hereby